As filed with the Securities and Exchange Commission on November 26, 2014

Registration No. 333- 192416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0475355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Address, including zip code, and telephone number, including area code, of agent for service)

Patrick J. Mahaffy

President and Chief Executive Officer

Clovis Oncology, Inc.

2525 28th Street, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Mark, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Erle T. Mast Executive Vice President and Chief Financial Officer Clovis Oncology, Inc. 2525 28th Street, Suite 100 Boulder, Colorado 80301 (303) 625-5000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those Shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-192416) (the “Registration Statement”), originally filed on November 19, 2013 by Clovis Oncology, Inc. (“Clovis”), is being filed to (i) terminate the effectiveness of the Registration Statement and (ii) to remove from registration any and all shares of Common Stock, par value $0.001 per share (“Common Stock”), that were registered under the Registration Statement and have not been sold pursuant to the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of all such securities.

This Post-Effective Amendment No. 1 is being filed in accordance with Clovis’ undertaking set forth in Part II, Item 17 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 26, 2014.

CLOVIS ONCOLOGY, INC.

By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick J. Mahaffy Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	November 26, 2014

/s/ Erle T. Mast Erle T. Mast	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2014

Brian G. Atwood	Director

* M. James Barrett	Director	November 26, 2014

* James C. Blair	Director	November 26, 2014

* Paul Klingenstein	Director	November 26, 2014

* Edward J. McKinley	Director	November 26, 2014

* Thorlef Spickschen	Director	November 26, 2014

* Ginger L. Graham	Director	November 26, 2014

* Dr. Keith Flaherty	Director	November 26, 2014

Patrick J. Mahaffy, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant’s Registration Statement on November 19, 2013.

By:	/s/ Patrick J. Mahaffy
Attorney-in-fact
Patrick J. Mahaffy